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                                                                    Exhibit 99.2

                      CERTIFICATE OF OWNERSHIP AND MERGER
                           MERGING CAREMARK RX, INC.
                            INTO MEDPARTNERS, INC.

                    (PURSUANT TO SECTION 253 OF THE GENERAL
                         CORPORATION LAW OF DELAWARE)


    MedPartners, Inc., a Delaware corporation (the "Parent"), does hereby certify that:

1. The Parent is incorporated pursuant to the General Corporation Law of the State of Delaware.

2. The Parent owns all of the outstanding shares of each class of the capital stock of Caremark Rx, Inc., a Delaware corporation (the "Subsidiary").

3. The Parent, by the following resolutions of its Board of Directors, duly adopted on September 9, 1999, determined to merge the Subsidiary into the Parent as set forth in such resolutions, and, pursuant to such merger, determined to change its corporate name from MedPartners, Inc. to Caremark Rx, Inc.:

          RESOLVED, that MedPartners, Inc. merge into itself its wholly owned subsidiary, Caremark Rx, Inc., a Delaware corporation, and assume all of said subsidiary's liabilities and obligations;

          FURTHER RESOLVED, that, pursuant to and at the effective time of the aforementioned merger, the name MedPartners, Inc. be, and hereby is, changed to Caremark Rx, Inc.;

          FURTHER RESOLVED, that the officers of MedPartners, Inc., and each of them, are authorized and directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of these resolutions and the date of adoption thereof, to file the same in the office of the Secretary of State of Delaware and otherwise as required by applicable law, and otherwise to take any and all actions that they deem to be necessary and appropriate to give effect to such merger.

                          (Signature page to follow)
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     IN WITNESS WHEREOF, MedPartners Inc. has caused this certificate to be signed by its duly authorized officer, this 10th day of September, 1999.


                              MedPartners, Inc.


                              By: /s/ James H. Dickerson
                                 ----------------------------------------
                              Name:   James H. Dickerson
                              Title:  Executive Vice President and Chief
                                      Financial Officer